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                                                                     EXHIBIT 5


                                October 30, 1998


Selas Corporation of America
2034 Limekiln Pike
Dresher, PA  19025

Gentlemen:


                  We have acted as counsel to Selas Corporation of America (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 75,000 Common Shares of the Company, par value $1.00 per share (the "Additional Shares"), issuable upon the exercise of options granted under the Company's Non-Employee Directors' Stock Option Plan (the "Plan").

                  In that capacity, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company, each as amended through the date hereof, resolutions of the Company's Board of Directors, the Plan and such other documents and corporate records relating to the Company and the issuance of the Additional Shares as we have deemed appropriate for purposes of this opinion. The opinions expressed herein are based exclusively on the laws of the Commonwealth of Pennsylvania.

                  In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

                  Based upon the foregoing, we are of the opinion that the Additional Shares have been duly and validly authorized for issuance and, when issued in accordance with the Plan and the terms of the options granted thereunder, will be fully paid and nonassessable by the Company.

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                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent pertains solely to the filing of this opinion and does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                           Very truly yours,

                                          /s/ DRINKER BIDDLE & REATH LLP
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                                          DRINKER BIDDLE & REATH LLP





































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